As filed with the Securities and Exchange Commission on August 23, 2002

Registration No. 333-__________

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

INTERNATIONAL FUEL TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	88-0357508 (I.R.S. Employer Identification No.)

7777 Bonhomme, Suite 1920, St. Louis, Missouri 63105
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

INTERNATIONAL FUEL TECHNOLOGY, INC. 2001 LONG TERM INCENTIVE PLAN
(Full title of the plan)

Jonathan R. Burst
Chief Executive Officer
International Fuel Technology, Inc.
7777 Bonhomme, Suite 1920
St. Louis, Missouri 63105
(Name and Address of Agent for Service)

(314) 727-3333
(Telephone Number, Including Area Code, of Agent for Service)

Copy to:
David W. Braswell, Esq.
Armstrong Teasdale LLP
One Metropolitan Square, Suite 2600
St. Louis, Missouri 63102-2740
(314) 621-5070

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount of Shares To Be Registered(1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $.01 per share	15,000,000	$0.22	$3,300,000	$303.60

(1)	This registration statement also relates to such indeterminate number of additional shares of the registrant as may be required pursuant to the 2001 Long Term Incentive Plan in the event of a stock dividend, reverse stock split, split-up, recapitalization, forfeiture of stock under the Plan or other similar event.

(2)	Estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(c) and 457(h) under the Securities Act of 1933, as amended, and based upon the average of high and low sale prices of Registrant’s Common Stock as reported on the NASD OTC Bulletin Board on August 19, 2002.

1

EXPLANATORY NOTE

            Pursuant to General Instruction E to Form S-8, this Registration Statement registers additional securities of the same class as other securities for which a registration statement, also filed on Form S-8 and relating to the International Fuel Technology, Inc. 2001 Long Term Incentive Plan, is effective. Therefore, this Registration Statement consists only of the following: the facing page, the required statement (regarding incorporation by reference) set forth below, the required opinions and consents, and the signature page.

            This Registration Statement hereby incorporates by reference the contents of Registrant’s earlier Registration Statement on Form S-8, Registration No. 333-74596 filed with the Securities and Exchange Commission on December 5, 2001. After giving effect to this filing, an aggregate of 17,500,000 shares of the Registrant’s Common Stock have been registered for issuance pursuant to the International Fuel Technology, Inc. 2001 Long Term Incentive Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

            Pursuant to the above-mentioned instruction to Form S-8, the only exhibits required with this filing are the opinions and consents, as listed below.

  ITEM 8.   EXHIBITS.

            The Exhibits listed in the Exhibit Index below, hereby incorporated by reference, are filed as a part of this Registration Statement.

SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on August 20, 2002.

INTERNATIONAL FUEL TECHNOLOGY, INC. (Registrant)
By:	/s/ Jonathon R. Burst

Jonathan R. Burst Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)

POWER OF ATTORNEY

            We, the undersigned officers and directors of International Fuel Technology, Inc., hereby severally constitute and appoint Jonathan R. Burst and Michael F. Obertop, and each of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for each of us in our name, place, and stead, in any and all capacities, to sign International Fuel Technology, Inc.’s registration statement on Form S-8, and any other registration statement relating to the same offering, and any and all amendments thereto (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grant to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as each of us might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicated.

	/s/ Jonathon R. Burst	Chairman of the Board, Chief
August 20, 2002	Jonathan R. Burst	Executive Officer and Director
(Principal Executive Officer)

August 20, 2002	/s/ Michael F. Obertop	Secretary and Chief Financial
	Michael F. Obertop	Officer (Principal Financial
Officer and Principal Accounting
Officer)

August 20, 2002	/s/ David B. Norris	Director
David B. Norris

August 20, 2002	/s/ John P. Stupp, Jr.	Director
John P. Stupp, Jr.

______________, 2002		Director
Ian Williamson

______________, 2002		Director
Simon Orange

______________, 2002		Director
Geoff Robinson

August 20, 2002	/s/ George Mitchell	Director
George Mitchell

August 20, 2002	/s/ Harry Demetriou	Director
Harry Demetriou

EXHIBIT INDEX

Exhibit	Description

4	Omitted – Inapplicable

5	Opinion of Armstrong Teasdale LLP regarding legality of shares being registered

15	Omitted – Inapplicable

23.1	Consent of BDO Seidman, LLP

23.2	Consent of Armstrong Teasdale LLP (incorporated in Exhibit 5)

24	Powers of Attorney (See Signature Page)